Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this amendment number one to Registration Statement Number 333-146113 on Form S-1 of our report dated February 12, 2007, relating to the combined financial statements of Claims Services Group (entities commonly controlled by Automatic Data Processing, Inc.), appearing in the Solera Holdings, Inc. Annual Report on Form 10-K for the year ended June 30, 2007 and to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP
San Jose, California
September 25, 2007